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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-2 of Apex Mortgage Capital, Inc. of our report dated February 9, 2001, included and incorporated by reference in the Annual Report on Form 10-K of Apex Mortgage Capital, Inc. for the year ended December 31, 2000, and to the use of our report dated February 9, 2001, appearing in the Prospectus, which is part of the Registration Statement No. 333-73448. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California December 5, 2001

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT